EMPLOYMENT AGREEMENT

      This Employment Agreement, by and between MODAVOX, INC., a Delaware corporation ("Modavox") and Sean D. Bradley ("Bradley"), is effective as of the date the Certificate of Merger relating to the merger of Kino Interactive, LLC into Modavox is filed with and accepted by the Delaware Secretary of State (the "Effective Date"). Modavox and Bradley are sometimes referred to individually as the "Party" and collectively as the "Parties."

      In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, the Parties hereby agree as follows:

1.    ENGAGEMENT.

      1.1 EMPLOYMENT TERM. Modavox will employ Bradley and Bradley will accept such employment, for a period commencing on the Effective Date and ending on December 31, 2008 (the "Term"), unless sooner terminated under the circumstances set forth in Sections 6 and 8 below.

      1.2 DUTIES AND RESPONSIBILITIES. During the Term and any extensions thereof, Modavox will employ Bradley in the capacity of Director of Technology or in such other capacity as the Board of Directors may determine from time to time, reporting directly to the Chief Executive Officer. Bradley will render exclusive services to Modavox and devote his full time, effort and energies during business hours to his responsibilities for Modavox, and faithfully and to the best of his ability discharge those duties.

      1.3 LOCATION. Bradley's services for Modavox will be based at Modavox's headquarters in Phoenix, Arizona unless otherwise approved by the Chief Executive Officer.

2.    COMPENSATION.

      2.1 SALARY. Subject to the full and complete performance by Bradley of all of Bradley's material obligations hereunder, during the term of this Agreement, Modavox will pay to Bradley a base salary of eighty-five thousand dollars ($85,000) per annum. Bradley's salary will be payable in accordance with Modavox's customary payroll practices, which in no event will be less frequently than on a monthly basis. All salary payments made to Bradley will be subject to such deductions, withholdings and limitations as will from time to time be required by law, governmental regulations or orders.

      2.2 FRINGE BENEFITS. Bradley shall be entitled to participate, in accordance with their terms, in all medical and health plans, life insurance and pension plans and such other employment benefits or programs that Modavox maintains for its executive employees from time to time.

      2.3 PARTICIPATION IN DEFERRED COMPENSATION AND STOCK OPTION PLANS. Bradley shall be entitled to participate in all executive bonus plans and all employee qualified and non-qualified deferred compensation plans or supplemental income plans or programs maintained by Modavox, including any Section 401(k) plan adopted by Modavox, according to the terms and conditions thereof. Bradley shall also be entitled to participate in all stock option and other incentive plans, according to the terms and conditions thereof.

      2.4 PAID VACATIONS. Bradley will be entitled to paid vacation in accordance with Modavox's vacation policy (including, without limitation, any restrictions on the amount of accrued time to be paid at the expiration of the Term).

      2.5 EXPENSES. In connection with Bradley's performance of Bradley's duties and obligations hereunder, Bradley will incur certain ordinary and necessary expenses of a business character including, without limitation, travel (including mileage reimbursement), meals (excluding liquor), entertainment, lodging and cell phone expenses. Modavox will reimburse Bradley for all such reasonable business expenses within two (2) weeks following Bradley's presentation of itemized statements therefor in accordance with Modavox's standard policies.

3. FIDUCIARY OBLIGATIONS. Bradley acknowledges that, as an officer of Modavox, he will be bound to exercise his corporate powers as a fiduciary for the common benefit of all of Modavox's stockholders, to wit:

      3.1 DUTY OF CARE. Bradley will at all times perform his services hereunder honestly and in good faith, with sound business judgment using the level of care that a reasonably prudent person would use under the given circumstances to make informed decisions on Modavox's behalf.

      3.2 DUTY OF LOYALTY. BRADLEY will at all times perform his services hereunder without divided loyalties or obligations to any other person including, without limitation, to any person who may become an employer of Bradley following the end of the Term. Accordingly, and without limiting the generality of the principle set forth in the preceding sentence, Bradley will breach this Agreement if during the Term he does the following:

            (a) Without prior written notice and written consent of the Board of Directors, Bradley accepts employment with any business, individual, partnership, corporation, trust, joint venture, unincorporated association or other entity or person other than Modavox at any time during the Term.

            (b) Bradley becomes financially interested in (other than as a stockholder owning less than two percent (2%) of the outstanding capital stock of any publicly traded corporation) or directly associated with any other business or person engaged in a business that is involved in any business that is competitive with Modavox's business or activities without the prior written consent of Modavox.

            (c) During the Term, Bradley, for any reason whatsoever, either alone or jointly with or on behalf of others, either directly or indirectly:

                  (i) Diverts or takes away, or attempts to divert or take away, any of Modavox's customers or clients;

                  (ii) Solicits the employment or engagement of, or otherwise entices away from the employment of Modavox or any affiliated entity, any person who is then employed by Modavox or any such affiliated entity, whether or not such person would commit any breach of said person's contract by reason of leaving the service of Modavox or any affiliated entity; or

                  (iii) Solicits the employment or engagement of any person who ceased being employed by Modavox or any affiliated entity, within six (6) months of Bradley's solicitation.

4.    EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT.

      Bradley acknowledges and confirms his obligations with Modavox under the Proprietary Information and Inventions Agreement attached hereto as Exhibit A executed by Modavox and Bradley as of the date hereof (the "Nondisclosure Agreement").

5.    SUSPENSION/TERMINATION.

      5.1   DISABILITY.

            (a) If Bradley is unable to perform fully his material obligations hereunder due to a long-term disability (as defined in Modavox's disability insurance policy), Modavox may terminate this Agreement on or after the date that Bradley receives his first, periodic long-term disability payment from Modavox's insurance carrier.

            (b) If Modavox does not have a long-term disability policy covering Bradley, and Bradley is prevented from performing fully his material obligations hereunder by reason of the occurrence of a long-term disability for a period of twelve
                  (12) consecutive weeks or sixteen (16) weeks in the aggregate within any given six (6) calendar month period, Modavox may terminate this Agreement by giving thirty (30) days prior written notice to Bradley and by providing a total of twelve
                  (12) months salary in severance benefits following the date of the termination notice, payable in accordance with Modavox's normal payroll policies but in no event in less than twelve
                  (12) monthly installments. An independent physician reasonably selected by Modavox will determine the existence of Bradley's long-term disability.

      5.2   TERMINATION FOR CAUSE.

            (a) Modavox may terminate this Agreement immediately upon written notice to Bradley for "Cause." For purposes of this Agreement, "Cause" means: (i) Bradley's commission of a willful act of fraud or dishonesty, the purpose or effect of which materially and adversely affects Modavox; (ii) Bradley's conviction of a felony (other than the first offense of driving under the influence following the date hereof) or any admission thereof (whether by plea of NOLO CONTENDERE or otherwise) or Bradley's being determined by a governmental authority to have violated, or enjoined from violating, any federal or state securities law; or (iii) Bradley's breach of any material covenant to Modavox relating to noncompetition, nonsolicitation, nondisclosure of proprietary information or surrender of records, inventions or patents; (iv) Bradley's misconduct or negligence, including conduct detrimental to SurfNet, its reputation, properties, operations or activities; or (v) Bradley's unwillingness or inability to adequately perform his job duties, or insubordination.

            (b) In the event of Bradley's termination for Cause, Modavox is obligated to pay Bradley only the specified salary, bonuses, fringe benefits, expenses and vacation accrued through the date of termination.

6.    EQUITABLE RELIEF FOR BREACH.

      Bradley acknowledges that a violation of any of the provisions of Sections 4 and 5 will cause Modavox irreparable injury and damage, the exact amount of which may be impossible to ascertain and that, for such reason, among others, Modavox will be entitled, in addition to the remedy set forth at
      Section 8, to seek injunctive relief, both PENDENT LITE and permanently, against Bradley to restrain any further violation of such provisions. Bradley hereby (i) consents to any initiation by Modavox in a court of competent jurisdiction of any action to enjoin immediately the breach of Sections 4 and 5, and (ii) hereby releases Modavox from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This provision will not, however, be construed as a waiver of any other rights and remedies Modavox may have against Bradley, including, but not limited to, the recovery for damages.

7.    BREACH BY MODAVOX.

      If Modavox breaches this Agreement, Bradley will give Modavox written notice thereof. If Modavox does not cure such breach within thirty (30) days of receiving written notice thereof, Bradley's remedy will be limited to compulsory arbitration as set forth at Section 8; provided, however, the foregoing will not be deemed a waiver of Bradley's statutory or common law right to discontinue rendering services hereunder in the event of a material breach by Modavox of this Agreement.

8.    COMPULSORY ARBITRATION.

      Except as provided in Section 6, any controversy, claim and/or dispute arising out of or relating to this Agreement or the breach hereof or subject matter hereof (including any action in tort) will be finally and fully settled by arbitration in Maricopa County, Arizona in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having applicable jurisdiction. Written notice of demand for arbitration will be given to the other Party and to the AAA within six (6) months after the controversy, claim or dispute has arisen or be barred, and in no event after the date when the institution of court proceedings based on such dispute would be barred by the applicable statute of limitations. Controversies, claims and/or disputes will be resolved by one arbitrator selected by the mutual agreement of the Parties or, failing that agreement within forty-five (45) days after written notice demanding arbitration, by the AAA. There will be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, and (ii) depositions of all Party witnesses. Depositions will be conducted in accordance with the rules or code of Civil Procedure of the jurisdiction in which the arbitration is conducted, and a court reporter will record all hearings, with such record constituting the official transcript of such proceedings. All decisions of the arbitrator will be in writing, and the arbitrator will provide reasons for the decision. Each Party shall bear its own respective attorney's fees and costs in accordance with any dispute or arbitration.


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

9.    MISCELLANEOUS.

      9.1 OBLIGATIONS TO OTHER COMPANIES. Bradley certifies that his employment with Modavox will not breach any existing agreement or covenant that Bradley has signed with any other person or entity, or violate any legal duty that Bradley owes to such other person or entity. Bradley will not disclose to Modavox, or use on Modavox's behalf, any trade secrets or proprietary information belonging to any of Bradley's prior employers or any other person or entity.

      9.2 ASSIGNMENT. This Agreement will not be assignable, in whole or in part, by either Party without the written consent of the other Party, except that Modavox may, without the consent of Bradley, assign this Agreement upon the consummation of (i) a merger or consolidation of Modavox with any other corporation or entity or any other form of business combination pursuant to which the outstanding stock of Modavox is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity; or (ii) a sale, transfer or lease by Modavox of all, or substantially all, of Modavox's assets.

      9.3 NOTICES. All notices and other communications required or permitted under this Agreement will be delivered to the Parties at the address set forth below their respective signature blocks, or at such other address that they hereafter designate by notice to the other Party in accordance with this Section. All notices and communications will be deemed to be received in accordance with the following: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and
            (iv) in the case of mailing by first class certified mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

      9.4 GOVERNING LAW. This Agreement will be deemed to have been executed in the State of Arizona and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Arizona, but excepting (i) any State of Arizona rule which would result in judicial failure to enforce the arbitration provisions of Section 8 hereof or any portion thereof and (ii) any State of Arizona rule which would result in the application of the law of a jurisdiction other than the State of Arizona. Any dispute arising from this Agreement must be filed in Maricopa County, Arizona.


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

      9.5 COMPLETE AGREEMENT. This Agreement, along with the Bradley Promissory Note and the Nondisclosure Agreement, contains the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. If a conflict is determined to exist among any of the aforementioned agreements, the terms of this Agreement will control.

      9.6 AMENDMENT. This Agreement may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the Parties or, in the case of a waiver, by the Party to be charged with such waiver.

      9.7 COUNTERPARTS. This Agreement may be executed by any one or more of the Parties in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

      9.8 WAIVER. The failure of a Party to insist upon strict adherence to any term, condition or other provision of this Agreement will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term, condition or other provision of this Agreement.

      9.9 HEADINGS. The headings of this Agreement are solely for convenience of reference and will not affect its interpretation.

      9.10 INDEMNITY. Modavox will indemnify and hold harmless Bradley from and against any and all liability, costs, damages and expenses (including reasonable attorneys' fees and court costs) which Bradley may sustain or suffer by reason of any third-party claim which is not caused by a breach by Bradley hereunder.

      9.11 SEVERABILITY. If any one clause or part of this Agreement is deemed invalid, unenforceable or illegal by the arbitrators or court of competent jurisdiction, then it is severed from this Agreement and the rest of this Agreement remains in full force and effect. Bradley acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

      9.12 FURTHER ASSURANCES. The Parties will sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.


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

      9.13 BRADLEY ACKNOWLEDGES THAT THE DRAFTER OF THIS AGREEMENT IS A LICENSED ATTORNEY, THAT SUCH PERSON DRAFTED THIS AGREEMENT WITH BRADLEY'S FULL KNOWLEDGE AND CONSENT AND THAT BRADLEY HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF HIS CHOICE AND THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Modavox:

MODAVOX, INC.


By:
    ---------------------------
    David J. Ide
    Chief Executive Officer



Bradley:



-------------------------------
Sean D. Bradley

                                    EXHIBIT A
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

      This Proprietary Information and Inventions Agreement by and between MODAVOX , INC., a Delaware corporation ("Modavox") and Sean D. Bradley ("Bradley"), is effective as of the date the Certificate of Merger relating to the merger of Kino Interactive, LLC into Modavox is filed with and accepted by the Delaware Secretary of State (the "Effective Date"). Modavox and Bradley are sometimes referred to individually as the "Party" and collectively as the "Parties." Capitalized terms not otherwise defined herein have the meaning set forth at the end of this Agreement.

      In consideration of the mutual benefits to be derived from this Agreement, which is a material part of the consideration for Bradley's employment by Modavox, and of the representations, warranties, conditions and promises hereinafter contained, the Parties hereby agree as follows:

1. Modavox possesses and will possess Proprietary Information (as hereinafter defined) and Documentation (as hereinafter defined) which is important to its Business (as hereinafter defined).

2. Bradley's employment creates a relationship of confidence and trust between Modavox and Bradley with respect to Proprietary Information (i) applicable to the Business; or (ii) applicable to the business of any customer of Modavox; or (iii) which Modavox is under a contractual obligation to keep confidential which may be made known to Bradley by Modavox or by any customer of Modavox, or learned by Bradley during the period of Bradley's employment.

3. The Proprietary Information, whether now or hereafter furnished to Bradley in whole or in part, is confidential. Modavox's business and prospects could be damaged if the Proprietary Information is disclosed to third parties without Modavox's consent.

4. As a condition to sharing with Bradley, whether in writing or orally, Proprietary Information, in consideration of Bradley's employment by Modavox and the compensation received by Bradley from Modavox from time to time, Bradley hereby acknowledges and agrees as follows:

      (a) All Proprietary Information and all intellectual property rights associated therewith ("Rights") are the sole property of Modavox. Bradley assigns to Modavox any Rights Bradley may have or acquire in such Proprietary Information. At all times, both during Bradley's employment by Modavox and after its termination, Bradley will keep in confidence and trust and will not use or disclose (or permit the use or disclosure of) any Proprietary Information or anything relating to it for a purpose detrimental to the Business and without the prior written consent of Modavox except as may be necessary and appropriate in the ordinary course of performing Bradley's duties to Modavox.

      (b) All Documentation constitutes the sole property of Modavox. During Bradley's employment by Modavox, Bradley will not remove any Documentation from the business premises of Modavox or deliver any Documentation to any person or entity outside Modavox for a purpose detrimental to the Business and except as Bradley may be required to do in connection with performing the duties of Bradley's employment. Immediately upon the termination of Bradley's employment for any reason, or during Bradley's employment if so requested by Modavox, Bradley will return all Documentation, equipment and other physical property, or any reproduction of such property, excepting only (i) Bradley's personal copies of records relating to Bradley's compensation; (ii) Bradley's personal copies of any materials previously distributed generally to stockholders of Modavox; and
            (iii) Bradley's copy of this Agreement.

      (c) Bradley will promptly disclose in writing to Bradley's immediate supervisor or to any persons designated by Modavox, all Inventions (as hereinafter defined) related to the Business made or conceived or reduced to practice or developed by Bradley, either alone or jointly with others, during the term of Bradley's employment. Bradley will not disclose Inventions covered by this Agreement to any person outside Modavox unless Bradley is requested to do so by his duly authorized supervisor. All Inventions related to Modavox's Business which Bradley makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during Bradley's employment belong solely to Modavox to the maximum extent permitted by applicable law, and Bradley assigns such Inventions and all Rights therein to Modavox and Modavox is the sole owner of all Rights in connection therewith.

      (d) Bradley will perform, during and after Bradley's employment, all reasonable acts deemed necessary or desirable by Modavox to permit and assist it, at Modavox's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or Bradley's assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Bradley hereby irrevocably designates and appoints Modavox and its duly authorized officers and agents, as Bradley's agents and attorneys-in-fact to act for and in Bradley's behalf and instead of Bradley, to sign and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if signed by Bradley.

      (e) Bradley has attached hereto, as Attachment A, a complete list of all existing Inventions to which Bradley claims ownership as of the date of this Agreement which are related to the Business and that Bradley desires to specifically clarify are not subject to this Agreement.

      (f) Bradley's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Bradley in confidence or in trust prior to Bradley's employment by Modavox. Bradley has not entered into, nor will Bradley enter into, any Agreement either written or oral in conflict herewith or in conflict with Bradley's employment with Modavox.


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

      (g) Bradley's obligation of secrecy and confidentiality with respect to Proprietary Information which constitutes trade secrets under the Uniform Trade Secrets Act (or other similar applicable law) will run for as long as such information remains a trade secret. Bradley's obligation of confidentiality with respect to Proprietary Information that is not covered under the Uniform Trade Secrets Act (or other similar applicable law), will run for three (3) years from the date Bradley's employment by Modavox ceases.

      (h) This Agreement is not an employment contract and, as an employee of Modavox, Bradley has obligations to Modavox which are not set forth in this Agreement.

      (i) Any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of the State of Arizona without regard to the conflict of laws provisions thereof.

      (j) If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Arizona law, such illegal or unenforceable portion(s) will be limited or excluded from this Agreement to the minimum extent required so that this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms.

      (k) Wrongful disclosure or use of Proprietary Information in contravention of the provisions of this Agreement will give rise to irreparable injuries not adequately compensable in damages. If preliminary injunctive relief to maintain the status quo is required, Modavox may seek such relief from any court of competent jurisdiction. Bradley is bound by any and all orders rendered by such court.

      (l) No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

      (m) No modification of this Agreement is valid unless made in writing and signed by Bradley and a duly authorized officer of Modavox.

      (n) This Agreement will survive termination of Bradley's employment, regardless of the circumstances of such termination.

      (o) This Agreement is effective as of the first day of Bradley's employment by Modavox.

      (p) This Agreement is binding upon Bradley's heirs, executors, administrators or other legal representatives.


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

      (q) Notwithstanding the foregoing, nothing contained herein will prohibit Bradley from disclosing to anyone the amount of Bradley's wages.

      (r) This Agreement constitutes the full, complete and exclusive Agreement between Modavox and Bradley with regard to this Agreement's subject matter. This Agreement supersedes any previous agreements or representations, whether oral or written, express or implied between Modavox and Bradley with respect to their subject matter.

      (s)   The following terms have the following meanings:

            (i) "Business" means the actual business of Modavox on today's date, as well as any other business that Modavox acquires, develops or initiates during the term of this Agreement, including each of its current and future subsidiaries, affiliates, business units and divisions.

            (ii) "Documentation" means tangible paper or electronic media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of Modavox, whether Bradley or others have prepared such documents. By way of illustration but not limitation, Documentation includes blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

            (iii) "Inventions" means all data, discoveries, designs,
                  developments, formulae, ideas, improvements, inventions, know-how, processes, programs, and techniques, whether or not patentable or registerable under copyright, trademark or similar statutes, and all designs, trademarks and copyrightable works that Bradley made or conceived or reduced to practice or learned, either alone or jointly with others, during the period of Bradley's employment which (A) are related or useful in Modavox's business, research, design, development, experimental production, financing, manufacturing, licensing, distribution or marketing activity, or (B) result from tasks Modavox assigned Bradley, or (C) result from use of premises or equipment owned, leased or contracted for by Modavox.

            (iv) "Proprietary Information" means information from which Modavox might derive economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. By way of illustration but not limitation, Proprietary Information includes: (A) inventions, confidential knowledge, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, discoveries, designs, techniques and sensitive information Modavox receives from its customers or receives from a third party under obligation to keep confidential; (B) technical information relating to Modavox's existing and future products and services, including, where appropriate and without limitation, software, firmware, information, patent disclosures, patent applications, development or experimental work, formulae, engineering or test data, models, techniques, processes and apparatus relating to the same disclosed by Modavox to Bradley or obtained by Bradley through observation or examination of information or developments; (C) confidential marketing information (including without limitation marketing strategies, customer names and requirements and product and services, prices, margins and costs); (D) confidential future product plans; (E) confidential financial information provided to Bradley by Modavox; (F) personnel information (including without limitation employee compensation); (G) merger and acquisition strategies (including without limitation target lists); and
                  (H) other confidential business information.


                  [Remainder of Page Left Intentionally Blank]

5. BRADLEY HAS READ THIS AGREEMENT CAREFULLY AND BRADLEY UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON HIM WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO BRADLEY TO INDUCE BRADLEY TO SIGN THIS AGREEMENT. BRADLEY SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY MODAVOX AND THE OTHER COUNTERPART WILL BE RETAINED BY BRADLEY.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Modavox:

MODAVOX, INC.



By:
    -----------------------------
    David J. Ide
    Chief Executive Officer

Bradley:

----------------------------------
Sean D. Bradley

                                  ATTACHMENT A

      The following is a complete list of Inventions relevant to the subject matter of Bradley's employment by Modavox, Inc. relating to Modavox's Business that have been made or conceived or first reduced to practice by Bradley alone or jointly with others prior to Bradley's employment by Modavox that Bradley desire to clarify are not subject to Modavox's Proprietary Information and Inventions Agreement.

List of Inventions:


None.


Bradley propose to bring to Bradley's employment the following materials and documents of a former employer:


None.


      IN WITNESS WHEREOF, Bradley has executed this Attachment A to the Proprietary Information and Inventions Agreement with Modavox dated as of the date first above written.

Bradley:


--------------------------
Sean D. Bradley